Exhibit 10.17(b)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDING AGREEMENT
Nerlynx License Agreement

THIS AGREEMENT made effective as of the 18th day of December, 2019 (the “Amending Agreement”)

By and Between

PUMA BIOTECHNOLOGY, INC., a corporation incorporated under the laws of Delaware (“Licensor”);

and:

KNIGHT THERAPEUTICS INC., a corporation incorporated under the laws of Canada (“Knight”).

(Licensor and Knight are hereinafter individually referred to as a “Party” and collectively as the “Parties”)

WHEREAS Licensor and Knight entered into a License Agreement dated January 9, 2019 (the “Original Agreement”);

WHEREAS the Parties wish to clarify certain aspects of the Original Agreement.

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	The Original Agreement is amended by adding the following as Section 6.15 thereof:
“6.15.

Royalty Allocation. The Parties confirm and agree that with respect to any and all royalties paid or payable by Knight to Licensor hereunder, [***] of any such amount shall be for and in respect of the licenses as granted hereunder to the Licensor’s Patents and Know‑How and the balance of [***] shall be for and in respect to the licenses granted hereunder for the Licensor Marks, provided, however, such allocation shall in no event increase, reduce or otherwise change any of the royalty amounts payable by Knight to Licensor in the aggregate in accordance with the terms of this Agreement.”

2.	This Amending Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and legal personal representatives.
3.

This Amending Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The Parties agree that this Amending Agreement may be transmitted by facsimile and that the reproduction of signatures by facsimile will be treated as binding as if originals.

4.	All other terms of the Original Agreement shall remain in full force and effect unamended and are hereby ratified by the Parties hereto in all respects.
5.

This Agreement all disputes arising out of or relating to this Agreement, or the performance, enforcement, breach or termination hereof or thereof, and any remedies relating thereto, shall be construed, governed by and interpreted in accordance with the laws of New York.

IN WITNESS WHEREOF the Parties hereto have executed this Amending Agreement as of the day and year first above written.

PUMA BIOTECHNOLOGY, INC.		KNIGHT THERAPEUTICS INC.

Per:	/s/ Maximo F. Nougues	Per:	/s/ Amal Khouri
Name:	Maximo F. Nougues	Name:	Amal Khouri
Title:	Chief Financial Officer	Title:	VP Business Development